Exhibit 10.2

Darling International Inc.
2004 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT
REFERENCE 001

SECTION 1.   GRANT OF OPTION.

(a)     Option. On the terms and conditions set forth in this Agreement and each Notice of Stock Option Grant referencing this Agreement (the “Notice”), the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price a number of Shares, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement. This option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Notice.

(b)     Omnibus Incentive Plan and Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 9 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a)     Exercisability. Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the vesting provisions of the Notice.

(b)     $100,000 Limitation. If this option is designated as an Incentive Stock Option in the Notice, then the Optionee’s right to exercise this option shall be deferred to the extent (and only to the extent) that this option would not be treated as an Incentive Stock Option solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee’s right to exercise this option shall no longer be deferred if (i) the Company is subject to a Change of Control before the Optionee’s Service terminates, (ii) the Company, or any surviving corporation, or its parent does not continue this option, and (iii) any surviving corporation or its parent does not assume this option or does not substitute an option with substantially the same terms for this option. Additional limitations with regard to Incentive Stock Options are set forth in the Plan.

SECTION 3. TRANSFER OR ASSIGNMENT OF OPTION.

This option shall be exercisable during the Optionee’s lifetime, only by the Optionee. This option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise Transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a)     Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this option. In the event that this option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b)     Issuance of Common Stock. After receiving a proper notice of exercise, the Company shall cause to be issued the Shares as to which this option has been exercised. Shares may be issued in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c)     Withholding Requirements. As a condition to the Optionee’s exercise of this option, the Company may withhold any tax (or other governmental obligation) arising from the exercise of this option and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR SHARES.

(a)	Generally. All or part of the Purchase Price may be paid in cash, by check made payable to the Company or by a wire transfer to the Company of immediately available funds.

(b)

Alternative Methods of Payment. At the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following methods:

     (i)        Surrender of Stock. By surrendering, or attesting to the ownership of, Shares then owned by the Optionee which Shares have been owned for at least six (6) months and which are free and clear of any restriction or limitation, unless the Company specifically agrees to accept such Shares subject to such restriction or limitation. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of this option.

     (ii)        Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of this option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and withholding requirements permitted to be so paid by the Company.

Should the Committee exercise its discretion to permit the Optionee to exercise this option in whole or in part in accordance with this Subsection (b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this option or with respect to any other option to purchase Shares held by the Optionee.

SECTION 6. TERM AND EXPIRATION.

(a)	Basic Term. Subject to earlier termination in accordance with subsection (b) below, the exercise period of this option shall expire on the Expiration Date set forth in the Notice.

(b)

Termination of Service. If the Optionee’s Service terminates for any reason (except as otherwise set forth in the Notice), then this option shall expire on the earliest of the following occasions (or such later date as the Committee may determine):

(i) The Expiration Date set forth in the Notice;

(ii) The date three (3) months after the termination of the Optionee’s Service for any reason other than Cause, death or Disability;

(iii) The date twelve (12) months after the Optionee’s death or Disability;

(iv) The date the Optionee’s Service terminates for Cause.

The Optionee (or in the case of the Optionee’s death or Disability, the Optionee’s representative) may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable for vested Shares on or before the date the Optionee’s Service terminates. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet vested.

(c)     Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(d)     Notice Concerning Incentive Stock Option Treatment. If this option is designated as an Incentive Stock Option in the Notice, it ceases to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 7. ADJUSTMENT OF SHARES.

(a)     Adjustment Generally. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, to prevent dilution or enlargement of the Grantee’s rights under the Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable, the number and kind of Shares that are subject to this Option, the Exercise Price of this Option and other value determinations applicable to this Option.

(b)     Modification of Option. In the event of any change or distribution described in subsection (a) above, the Committee may modify this Option to effect the adjustment permitted pursuant to subsection (a) above; provided, however, that no such modification shall adversely affect the Optionee’s rights under this Option without the Optionee’s written consent. If this Option is designated an Incentive Stock Option, then unless the Optionee otherwise consents, any modification (i) shall comply with the rules of Section 424(a) of the Code, and (ii) shall not otherwise cause this Option to fail to be treated as an “incentive stock option” for purposes of Section 422 of the Code.

SECTION 8. MISCELLANEOUS PROVISIONS.

(a)     Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by (i) filing a notice of exercise, and (ii) paying the Purchase Price as provided in this Agreement.

(b)     No Right to Continued Service. Nothing in the Notice, Agreement or Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliated entity employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)     Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)     Entire Agreement. The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)     Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g)     Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, as such laws are applied to contracts entered into and performed in such State, without regard to principles of conflict of law.

SECTION 9. DEFINITIONS.

(a)     “Agreement” shall mean this Stock Option Agreement.

(b)     “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)     “Cause” shall mean shall mean with respect to the Optionee,

(i) any conviction or please of nolo contendere to a felony;

     (ii)        any willful misconduct by the Optionee in connection with the performance of the Optionee’s Service for the Company, including, without limitation, (A) misappropriation of funds of the Company, (B) harassment of or discrimination against individuals on account of gender, race, religion, national origin, disability or retaliation against an individual for making any claim that the Optionee has so harassed or discriminated against such individual, or (C) breach of a written policy of the Company;

     (iii)        any disclosure of confidential or proprietary information of the Company or breach of any confidentiality, non-competition or non-solicitation covenant made by the Optionee for the benefit of the Company.

(d)     “Change of Control” shall be deemed to have occurred upon any of the following events:

     (i)        Any Person becomes the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9(d), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of Section 9(d)(iii);

     (ii)        Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors;

     (iii)        Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 9(d)(ii)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f)	“Committee” shall mean the committee of the Board of Directors responsible for administering the Plan, as described in Article 3 of the Plan.

(g)	“Company” shall mean Darling International Inc., a Delaware corporation, and any successor thereto.

(h)

“Date of Grant” shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(i)

“Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

(j)	“Employee” shall mean any individual who is a common-law employee of the Company or any Subsidiary.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

(m)

“Fair Market Value” shall mean the (i) closing price of a Share on the American Stock Exchange (or if the Shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, (ii) if the Shares are not then listed on a national stock exchange or admitted to trading on NASDAQ but are then traded on an over-the-counter market, the average of the bid and asked prices for the Shares in such over-the-counter market on such date or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, or (iii) if Shares are not then listed on a national exchange or NASDAQ or traded on an over-the-counter market, such value as the Committee in its sole discretion establishes for purposes of granting awards under the Plan.

(n)

“Gain Realized” shall mean the aggregate excess of (i) the amount realized by the Optionee on the date(s) Shares acquired pursuant to the exercise of this option are Transferred (or, if higher, the Fair Market Value of such Shares on the date(s) of Transfer; over (ii) the Fair Market value of such transferred Shares on the date this option was exercised to acquire award vested (and the Right of Repurchase lapsed) with respect to such Shares.

(o)	“Incentive Stock Option” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(p)	“Nonqualified Stock Option” shall mean a stock option not described in Sections 422(b) of the Code.

(q)	“Notice” shall have the meaning described in Section 1(a) of this Agreement.

(r)	“Optionee” shall mean the person named in the Notice.

(s)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(t)	“Plan” shall mean Darling International Inc.‘s 2004 Omnibus Incentive Plan.

(u)	“Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(v)

“Service” shall mean service as an Employee. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(w)	“Share” shall mean one share of the common stock of the Company, par value $.01.

(x)

“Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which a Person has or obtains directly or indirectly, the ability to vote to seat a majority of the board of directors or comparable governing body.

(y)

“Transfer” shall mean, with respect to this option or any Share acquired pursuant to the exercise of this option, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such option or Shares, or of any beneficial interest therein, now or hereafter owned by the Optionee.

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Darling International Inc.
[Address]

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under Darling International Inc.‘s 2004 Omnibus Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares of common stock that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares of common stock by delivery of a check payable to Darling International Inc. (the “Company”) in the amount described below in full payment for such shares of common stock plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ________ (month) ______ (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonqualified Stock Option
Incentive Stock Option
Estimated Withholding	Nonqualified only
Amount Paid

                 Very truly yours,
                __________________________
                Signature of Optionee

                Optionee's Name and Mailing Address
                ___________________________
                ___________________________
                ___________________________

                Optionee's Social Security Number
                ____________________________